Exhibit j(1)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in Part B to the Registration Statement of Fidelity Revere Street Trust: Taxable Central Cash Fund and Municipal Central Cash Fund which is included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A.


 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP

Boston, Massachusetts
January 31, 2000